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                                                                    EXHIBIT 99.1

                                                                    NEWS RELEASE
                                                               [GRAPHIC OMITTED]

FOR IMMEDIATE RELEASE                         CONTACT: Bob Lougee (508) 870-6771
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Thursday, June 12, 2003


                  ARCH WIRELESS STOCKHOLDERS APPROVE PROPOSALS,
                 INCLUDING TRANSFER RESTRICTIONS ON COMMON STOCK


Westborough, MA (June 12, 2003) --- Arch Wireless, Inc. (OTCBB: AWIN; BSE: AWL), a leading wireless messaging and mobile information company, today announced that it received stockholder approval for each of the five proposals submitted to stockholders at its annual meeting of stockholders held earlier today in Boston.

At the meeting, stockholders approved the imposition of transfer restrictions on Arch's stock intended to help protect the tax benefits associated with Arch's federal income tax attributes, including net operating losses that may be used to offset future federal taxable income. The transfer restrictions will be imposed by merging Arch with a wholly owned subsidiary and converting each share of Arch's outstanding common stock into the right to receive one share of a new class of stock called Class A common stock.

The new Class A common stock will be identical in all respects to the old common stock, except that it will be subject to certain restrictions on transfer that were described in the proxy statement for the annual meeting mailed to stockholders and filed with the Securities and Exchange Commission on May 9, 2003. The merger is expected to be effective at the close of business on June 13, 2003, and the new transfer restrictions will then become effective. Stockholders do not have appraisal rights in connection with the merger. Arch will continue to file reports with the Securities and Exchange Commission.

The CUSIP number for the new Class A common stock is 039392-70-9. Effective Monday, June 16, 2003, the Class A common stock will trade in the over-the-counter market and on the Boston Stock Exchange under the same symbols, AWIN and AWL, respectively, under which the common stock traded prior to the merger. Stock certificates representing shares of common stock must be exchanged for new certificates representing shares of Arch's Class A common stock. Instructions for exchanging the stock certificates will be mailed to all stockholders within the next two weeks.

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In addition to approval of the imposition of transfer restrictions, stockholders elected the eight nominees for director, ratified the appointment of PricewaterhouseCoopers LLP as Arch's independent public accountants, approved an increase in the number of shares available for issuance under Arch's 2002 Stock Incentive Plan and approved an amendment to Arch's certificate of incorporation that will require stockholder approval for certain future issuances of Arch's stock that equal 15% or more of its stock outstanding before the issuance.

Arch Wireless, Inc., headquartered in Westborough, Mass., is a leading wireless messaging and mobile information company with operations throughout the United States. The company offers a full range of wireless messaging services to business and consumers nationwide, including paging, two-way wireless e-mail and messaging and mobile data solutions for the enterprise. Arch provides wireless services to customers in all 50 states, the District of Columbia, Puerto Rico, Canada, Mexico and in the Caribbean principally through its nationwide sales force, as well as through resellers, retailers and other strategic partners. Additional information on Arch Wireless is available on the Internet at www.arch.com.

Statement under the Private Securities Litigation Reform Act: Statements contained in this press releases which are not historical fact, such as statements regarding Arch's expectations for the ability of transfer restrictions on its stock to protect the tax benefits associated with Arch's federal income tax attributes, are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause Arch's actual results to be materially different from the future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, the failure of the transfer restrictions to prevent limitations on the deduction of various tax attributes, as well as other risks described from time to time in Arch's periodic reports and registration statements filed with the Securities and Exchange Commission. Although Arch believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Arch disclaims any intent or obligation to update any forward-looking statements.


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